EXHIBIT 99.1

Medical Practice Income, Inc., A Subsidiary Of USA Equities Corp., Announces the Appointment Of Mr. Jesus Davila as a Strategic Advisor In Connection With the Expansion of Its Physician Network

West Palm Beach, FL – August 24, 2020 – USA Equities Corp. (OTC Link: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine is proud to announce the addition of Mr. Davila to the executive advisory team. With more than 25 years of experience in healthcare, Mr. Davila has demonstrated specialization and excellence in physician network development.

Early in his career, Mr. Davila was instrumental in the launch and development of Century Health Plans (Medicaid MSO), facilitating growth and the eventual acquisition by PCA. Mr. Davila led business development for WellCare Health Plans, a Medicare sales organization, and was responsible for overseeing the growth in a $500 million-dollar market, consisting of more than 20,000 affiliated Medicare beneficiaries throughout South Florida. He also oversaw the implementation of internal sales organizations, provider relations, and member support units tailored to the development and support of medical center staff models specializing in the unique needs required for growth, retention, and risk management of medical insurance beneficiaries. Most recently, Mr. Davila coordinated the national development of a medical device manufacturer from start-up to over 500 family medicine recurring-revenue physician customers.

“Medical Practice Income is the premier platform for chronic disease intervention and management, designed to generate revenue for the non-specialist practitioner using tomorrow’s technology, today. I’m thrilled to be joining the team and assisting in making this significant development available to an expanding network of physicians,” said Mr. Davila. Troy Grogan, President and CEO of Medical Practice Income shared a similar sentiment about the addition of Mr. Davila saying “We’re excited to welcome him to our strategic development team, Mr. Davila is an extraordinarily talented healthcare leader, his deep network and understanding of the needs of physicians, especially independent physicians and their patients will be invaluable to the launch phase of our automated cloud-based Software as a Medical Device (SaMD) platform”

About USA Equities Corp (OTC Link: USAQ)

On December 20, 2019 USA Equities Corp entered into and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation. As a result of the Share Exchange, MPI became our wholly-owned-subsidiary. We are focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service portfolio is directed towards prevention, early detection, management and reversal of cardio-metabolic and other chronic diseases. Our principle objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population and is located in West Palm Beach, Florida. For more information, visit www.MedicalPracticeIncome.com/discover .

Forward-Looking Statements

This press release contains forward-looking statements which are identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor & Media Contact:
Olivia Giamanco
Medical Practice Income, Inc.
(929) 374-6503
Admin@medicalpracticeincome.com